                                                                     Exhibit 4.8

THE SECURITIES  EVIDENCED BY THIS INSTRUMENT MAY NOT BE SOLD OR OFFERED FOR SALE
IN THE ABSENCE OF AN EFFECTIVE  REGISTRATION  STATEMENT FOR THE SECURITIES UNDER
THE  SECURITIES  ACT OF 1933,  AS  AMENDED  ("SECURITIES  ACT")  AND  APPLICABLE
SECURITIES  LAWS  OF  ANY  STATE  OR  JURISDICTION,  OR AN  OPINION  OF  COUNSEL
SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE  HEREOF,  AGREES
THAT IT WILL NOT SELL,  TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN
PROVIDED.

VOID AFTER 5:00 P.M. EASTERN TIME, FEBRUARY 6, 2006

                                 PURCHASE OPTION

                               FOR THE PURCHASE OF

                                  956,111 UNITS

       EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS

                                       OF

                         QUERYOBJECT SYSTEMS CORPORATION

                            (A DELAWARE CORPORATION)

1.          Purchase Option.

            THIS  CERTIFIES  THAT, in  consideration  of $100 duly paid by or on behalf of EarlyBirdCapital,  Inc. (the "Holder" or in the event of a transfer or
assignment  "Holders"),   as  registered  owner  of  this  Purchase  Option,  to
QueryObject Systems Corporation ("Company"),  Holder is entitled, at any time or from time to time commencing on February 7, 2001 ("First Closing") and ending on the five year anniversary thereof  ("Expiration  Date"), but not thereafter,  to subscribe for, purchase and receive,  in whole or in part,  956,111 Units of the
Company.  Each Unit  consists  of (i) one share of the  Company's  common  stock
("Common  Stock" or "Shares") and (ii) two warrants,  as  hereinafter  described
("Warrants"). Each Unit is identical to those Units issued to investors pursuant to the Company's  Confidential  Private  Placement  Memorandum dated Janaury 22,
2001  ("Memorandum").  The Warrants  included in the Units are  identical to the warrants  of  the  Company  being  sold  in  the  Offering  contemplated  by the
Memorandum.  If the  Expiration  Date of this Purchase  Option is a day on which banking  institutions are authorized by law to close,  then this Purchase Option may be exercised on the next succeeding day that is not such a day in accordance with the terms herein.  During the period  ending on the  Expiration  Date,  the
Company agrees not to take any action that would terminate the Purchase  Option.
This  Purchase  Option  is  initially  exercisable  at  $0.485  per Unit  (which constitutes  a price per Unit equal to $0.125  above the Final  Market  Price as such term is defined in the  Memorandum),  such exercise price to be adjusted in the same manner as the  Warrants,  as  described  in the  Memorandum).  The term
"Exercise  Price"  shall  mean the  initial  exercise  price or, if  adjustments thereto have been made, the adjusted exercise price.

2.          Exercise.

            2.1 Exercise  Form. In order to exercise this Purchase  Option,  the exercise form attached  hereto must be duly executed and completed and delivered to the Company,  together with this Purchase  Option and payment of the Exercise
Price in cash or by certified  check or official  bank check for the  securities being purchased.  If the  subscription  rights  represented  hereby shall not be exercised at or before 5:00 p.m.,  Eastern  time,  on the  Expiration  Date this
Purchase  Option shall become and be void without  further force or effect,  and all rights represented hereby shall cease and expire.

            2.2 Legend. Each certificate for the securities purchased under this
Purchase  Option shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended ("Securities Act"):

                        "The securities represented by this certificate have not
                        been registered under the Securities Act of 1933, as
                        amended ("Securities Act"), or applicable state law. The
                        securities may not be offered for sale, sold or
                        otherwise transferred except pursuant to an effective
                        registration statement under the Securities Act, or
                        pursuant to an exemption from registration under the
                        Securities Act and applicable state law."

            2.3 Conversion Right.

                        2.3.1 Determination of Amount. In lieu of the payment of
the Exercise Price in the manner  required by Section 2.1, the Holder shall have the right (but not the  obligation) to convert any  exercisable  but unexercised portion of this Purchase Option into securities ("Conversion Right") as follows:
Upon exercise of the Conversion  Right,  the Company shall deliver to the Holder
(without payment by the Holder of any of the Exercise Price in cash) that number of Units equal to the quotient  obtained by dividing (x) the "Value" (as defined below) of the portion of the Purchase  Option being converted by (y) the "Market
Price" (as defined  below).  The "Value" of the portion of the  Purchase  Option being  converted  shall equal the  remainder  derived from  subtracting  (a) the
Exercise Price  multiplied by the number of Units  underlying the portion of the
Purchase  Option  being  converted  from  (b) the  Market  Price  of the  Units, multiplied by the number of Units  underlying the portion of the Purchase Option being converted.  As used herein,  the term "Market Price" shall be deemed to be the last  reported sale price of the Common Stock and Warrants on the date prior to the date the Conversion Right is exercised, or, in case no such reported sale takes place on such day,  the average of the last  reported  sale prices for the immediately  preceding three trading days, in either case as officially reported by the principal  securities exchange on which the Common Stock and Warrants are listed or admitted to trading,  or, if either of the Common Stock or Warrants is not listed or admitted to trading on any national  securities exchange then such average for the security which is trading on any national securities exchange or if both the Common Stock and  Warrants are not trading on a national  securities exchange then the aggregate of the last reported sale prices as furnished by the
National  Association of Securities  Dealers,  Inc.  ("NASD") through the Nasdaq
National Market or SmallCap Market,  or, if applicable,  the OTC Bulletin Board, or if the Common Stock and Warrants are not listed or admitted to trading on any of the foregoing markets, or similar  organization,  as determined in good faith by  resolution  of the  Board of  Directors  of the  Company,  based on the best information available to it.

                                      -2-

                        2.3.2 Exercise of Conversion Right. The Conversion Right
may be exercised by the Holder on any business day on or after the First Closing and not  later  than the  Expiration  Date by  delivering  to the  Company  this
Purchase  Option with a duly executed  exercise  form  attached  hereto with the conversion section completed.

3.          Transfer.

            3.1  Assignment.  In  order to make any  permitted  assignment,  the
Holder must  deliver to the Company the  assignment  form  attached  hereto duly executed and  completed,  together with this Purchase  Option and payment of all transfer  taxes,  if any,  payable in  connection  therewith.  The Company shall immediately  transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase  Option or Purchase  Options of like tenor to the  appropriate  assignee(s)  expressly  evidencing  the right to purchase  the aggregate  number of shares of  Preferred  Stock  purchasable  hereunder or such portion of such number as shall be contemplated by any such assignment.

            3.2 Restrictions Imposed by the Securities Act. This Purchase Option
and the  securities  underlying  this Purchase  Option shall not be  transferred unless and until (i) the Purchase  Option is  exercisable,  (ii) the Company has received the opinion of counsel for the Holder that this Purchase  Option or the securities  underlying  this  Purchase  Option,  as  the  case  may  be,  may be transferred  pursuant to an exemption from registration under the Securities Act and  applicable  state law,  the  availability  of which is  established  to the reasonable  satisfaction  of the Company (the Company  hereby  agreeing that the opinion of Graubard Mollen & Miller shall be deemed satisfactory evidence of the availability of an exemption), or (iii) a registration statement relating to this Purchase Option,  or the securities  underlying this Purchase Option as the case may be,  has been  filed  by the  Company  and  declared  effective  by the
Securities  and  Exchange   Commission  and  compliance  with  applicable  state
securities laws.

4.          New Purchase Options to be Issued.

            4.1 Partial  Exercise or Transfer.  Subject to the  restrictions  in
Section 3 hereof,  this Purchase Option may be exercised or assigned in whole or in part as of the First  Closing.  In the event of the  exercise  or  assignment hereof in part only,  upon surrender of this Purchase  Option for  cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise  Price and/or  transfer  tax, the Company  shall cause to be delivered to the Holder  without  charge a new Purchase  Option of like tenor to this  Purchase  Option  in the name of the  Holder  evidencing  the right of the
Holder to purchase the aggregate  number of shares of Preferred Stock (or Common
Stock,  as the case may be)  purchasable  hereunder  as to which  this  Purchase
Option has not been exercised or assigned.

            4.2 Lost  Certificate.  Upon  receipt  by the  Company  of  evidence satisfactory  to it of the  loss,  theft,  destruction  or  mutilation  of  this
Purchase Option and of reasonably satisfactory indemnification or the posting of a bond,  the Company  shall  execute and deliver a new  Purchase  Option of like tenor and date. Any such new Purchase  Option executed and delivered as a result of such loss,  theft,  mutilation or destruction  shall  constitute a substitute contractual obligation on the part of the Company.

                                      -3-

5.          Registration Rights.

            5.1 Rights.  The Company  hereby  grants the Holder  hereof (and its successors  as  contemplated  by  subsection  5.4  hereof)  with  respect to the
Purchase Option,  Common Stock,  Warrants and Extra Warrants, if any, underlying the Purchase Option and the Shares underlying all of the foregoing (collectively
"Registrable  Securities")  the same  registration  rights  including  rights to notice,  delivery and Extra  Warrants  afforded the  subscribers in the Offering contemplated by the Memorandum.

            5.2 Fees and  Expenses.  In any  Registration  Statement  under this
Section 5, the  Company  shall bear all  expenses  and pay all fees  incurred in connection  with the filing and  modification  or amendment of the  registration statement,  exclusive  of  underwriting  discounts  and  commissions  payable in respect of the sale of the Registrable Shares or other securities of the Company
(other than by the Company) included therein, but including, without limitation, the fees (no more than $10,000) and expenses of one special counsel,  if any, of the selling  shareholders in such registration,  providing reasonable numbers of the prospectus  contained  therein to the undersigned and effecting the issuance and transfer of the Registrable Shares on an expeditious basis.

            5.3  Indemnification  by Company.  The Company  shall  indemnify the
Holder(s)  of the  Registrable  Shares to be sold  pursuant to any  Registration
Statement hereunder,  the officers and directors of each Holder and each person, if any, who controls such Registered  Holder within the meaning of Section 15 of the Act or Section  20(a) of the  Exchange  Act or any state  securities  law or regulation, against all loss, claim, damage, expense or liability (including all
reasonable   attorneys'   fees  and  other  expenses   reasonably   incurred  in
investigating,  preparing or defending against any claim whatsoever  incurred by the  indemnified  party in any action or proceeding  between the  indemnitor and indemnified  party or  between  the  indemnified  party and any  third  party or otherwise)  to which any of them may become  subject under the Act, the Exchange
Act or any other statute or at common law or otherwise under the laws of foreign countries,  arising  from such  Registration  Statement or based upon any untrue statement or alleged  untrue  statement of a material fact  contained in (i) any preliminary  prospectus,  the Registration Statement or prospectus (as from time to time each may be amended and supplemented); (ii) any post-effective amendment or  amendments  or any new  Registration  Statement  and  prospectus in which is included the Registrable  Shares;  or (iii) any application or other document or written  communication  (collectively  called  "application")  executed  by  the
Company  or based  upon  written  information  furnished  by the  Company in any jurisdiction  in order to qualify the  Registrable  Shares under the  securities laws thereof or filed with the Commission,  any state  securities  commission or agency,  Nasdaq or any securities exchange;  or the omission or alleged omission therefrom of a material fact required to be stated  therein or necessary to make the  statements  therein,  in light of the  circumstances  under which they were made,  not  misleading,  unless such  statement  or omission is made in reliance upon, and in conformity with,  written  information  furnished to the Company by and with respect to such registered holders expressly for use in any preliminary prospectus,  the  Registration  Statement  or  prospectus,  or any  amendment or supplement  thereof,  or in any  application,  as the case may be.  The  Company agrees  promptly to notify such  registered  holders of the  commencement of any litigation or proceedings against the Company or any of its officers,  directors or  controlling  persons in connection  with the issue and sale or resale of the
Registrable  Shares  or  in  connection  with  the  Registration   Statement  or
prospectus.

                                      -4-

            5.4 Successors and Assigns.  The registration  rights granted to the
Holders inure to the benefit of all the Holders'  successors,  heirs,  pledgees, assignees, transferees and purchasers of the Purchase Options or the Registrable
Shares.

            5.5  Exercise  of Purchase of  Options.  Nothing  contained  in this
Purchase  Option shall be construed as requiring the Holder(s) to exercise their
Purchase  Options  prior to or after  the  initial  filing  of any  registration statement or the effectiveness thereof.

6.          Adjustments.

            6.1  Adjustments  to Exercise  Price and Number of  Securities.  The
Exercise Price and the number of Units  underlying the Purchase  Option shall be subject to adjustment from time to time as hereinafter set forth:

                        6.1.1      Stock      Dividends,       Recapitalization,
Reclassification,  Split-Ups.  If after  the date  hereof,  and  subject  to the provisions  of Section  6.2 below,  the number of  outstanding  shares of Common
Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up,  recapitalization  or  reclassification  of shares of Common  Stock or other similar event,  then, on the effective  date thereof,  the number of Units issuable on exercise of this Purchase Option shall be increased in proportion to such increase in outstanding  shares;  provided,  however,  that nothing in this section is intended  to provide  for  adjustment  with  respect to the  Warrants beyond  that  provided  for in the  Warrant  Agreement  between  the Company and
Continental Stock Transfer & Trust Company as amended as contemplated by the
Memorandum.  For example,  if the Company declares a two-for-one  stock dividend and at the time of such  dividend  this  Purchase  Option is for the purchase of
264,000 Units at $1.50 per Unit (each Warrant  underlying the Units  exercisable for $.875 per share),  upon effectiveness of the dividend,  this Purchase Option will be  adjusted to allow for the  purchase  of 528,000  Units at $.75 per Unit
(each Warrant underlying the Units exercisable for $.4375 per share).

                        6.1.2  Aggregation of Shares.  If after the date hereof,
and subject to the provisions of Section 6.2, the number of  outstanding  shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event,  then, upon the effective date thereof,  the number of Units issuable on exercise of this Purchase Option shall be decreased in proportion to such decrease in outstanding shares.

                        6.1.3 Adjustments in Exercise Price. Whenever the number
of Units issuable upon exercise of this Purchase Option is adjusted, as provided in this Section 6.1, the Exercise  Price shall be adjusted (to the nearest cent)
by multiplying  such Exercise Price  immediately  prior to such  adjustment by a fraction  (x) the  numerator  of which shall be the number of Units  purchasable upon the exercise of this Purchase Option  immediately prior to such adjustment, and (y) the  denominator  of which  shall be the number of Units so  purchasable immediately thereafter.

                        6.1.4  Replacement  of Securities  upon  Reorganization,
etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change  covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation  of the Company with or into another  corporation
(other than a  consolidation  or merger in which the  Company is the  continuing corporation and that does not result in any  reclassification  or reorganization of the  outstanding  shares  of  Common  Stock),  or in the  case of any sale or conveyance to another corporation or entity of the

                                      -5-

property  of the  Company as an  entirety  or  substantially  as an  entirety in connection  with which the  Company is  dissolved,  the Holder of this  Purchase
Option shall have the right  thereafter  (until the  expiration  of the right of exercise of this Purchase Option) to receive upon the exercise  hereof,  for the same aggregate Exercise Price payable hereunder immediately prior to such event, the  kind and  amount  of  shares  of stock  or  other  securities  or  property
(including cash) receivable upon such reclassification,  reorganization,  merger or consolidation,  or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company  obtainable upon exercise of this Purchase Option and the underlying Warrants and Extra Warrants, if any,  immediately  prior  to such  event;  and if any  reclassification  also results in a change in shares of Common Stock covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1,  6.1.2, 6.1.3 and this Section 6.1.4.  The provisions of this Section 6.1.4 shall  similarly apply to successive  reclassifications,  reorganizations,  mergers or  consolidations, sales or other transfers.

                        6.1.5 Changes in Form of Purchase  Option.  This form of
Purchase  Option  need not be changed  because of any  change  pursuant  to this
Section,  and  Purchase  Options  issued  after  such  change may state the same
Exercise  Price  and the same  number  of Units as are  stated  in the  Purchase
Options  initially  issued  pursuant to this  Agreement.  The  acceptance by any
Holder  of the  issuance  of new  Purchase  Options  reflecting  a  required  or permissive  change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

            6.2  Elimination of Fractional  Interests.  The Company shall not be required to issue certificates representing fractions of Units upon the exercise or transfer of this Purchase Option,  nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest  whole number of Units or other  securities,  properties  or rights.

7.          Reservation and Listing.  The Company shall at all times reserve and keep  available out of its  authorized  shares of Common  Stock,  solely for the purpose of issuance upon exercise of the Purchase  Options,  the Warrants or the
Extra  Warrants,  if any,  such  number  of  shares  of  Common  Stock  or other securities, properties or rights as shall be issuable upon the exercise thereof.
The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the  Exercise  Price  therefor,  all shares of Common Stock and other securities  issuable upon such exercise shall be duly and validly issued,  fully paid and non-assessable and not subject to preemptive rights of any stockholder.
The Company  further  covenants  and agrees that upon  exercise of the  Warrants and/or Extra  Warrants,  if any,  underlying the Units issuable upon exercise of this Purchase Option and payment of the respective exercise prices therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and  validly  issued,  fully  paid and  non-assessable  and not  subject to preemptive  rights of any stockholder.  As long as the Purchase Options shall be outstanding,  the Company  shall use its best efforts to cause all (i) shares of
Common  Stock  underlying  the Units  issuable  upon  exercise  of the  Purchase
Options, (ii) Warrants and Extra Warrants, if any, issuable upon exercise of the
Purchase  Options and (iii) shares of Common Stock issuable upon exercise of the
Warrants or Extra Warrants,  if any, underlying the Units, to be listed (subject to official  notice of issuance) on all securities  exchanges (or, if applicable on Nasdaq) on which the Common  Stock or the  Warrants  issued  pursuant  to the
Memorandum are then listed and/or quoted.

                                      -6-

8.          Certain Notice Requirements.

            8.1  Holder's  Right to  Receive  Notice.  Nothing  herein  shall be construed  as  conferring  upon the  Holders  the right to vote or consent or to receive  notice as a  stockholder  for the  election of  directors  or any other matter, or as having any rights whatsoever as a stockholder of the Company.  If, however,  at any time prior to the  expiration of this  Purchase  Option and its exercise,  any of the events described in Section 8.2 shall occur,  then, in one or more of said events,  the Company shall give written  notice of such event at least five business days prior to the date fixed as a record date or the date of closing of the transfer books for the determination of the stockholders entitled to  such  dividend,  distribution,  conversion  or  exchange  of  securities  or
subscription  rights,  or  entitled  to  vote  on  such  proposed   dissolution,
liquidation,  winding up,  sale,  merger or  consolidation.  Such  notice  shall specify  such record date or the date of the closing of the transfer  books,  as the case may be.

            8.2 Events Requiring  Notice.  The Company shall be required to give the notice described in this Section 8 upon one or more of the following events:
(i) if the Company  shall set a record date for the purpose of  determining  the record  holders of its shares of Common Stock or Warrants  entitled to receive a dividend  or  distribution  on or with  respect to such  shares,  or (ii) if the
Company shall offer to all the holders of shares of Common Stock or Warrants any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe  therefor,  or (iii) if there shall occur a dissolution, liquidation or winding up of the Company or a sale of all or  substantially  all of its property,  assets and business, or a merger or consolidation with another entity in which the Company is not the surviving entity.

            8.3 Registration  Rights.  The Company shall be required to give the
Holders  the  notice  required  as  described  in  the  Registration   Statement
provisions of the Subscription Agreement attached to the Memorandum.

            8.4  Notice of Change.  If any event  occurs  that  would  require a notice to be sent to a holder of Common  Stock or Warrants  during the time this
Purchase Option is  outstanding,  the Company shall also send such notice to the
Holder(s) hereof.

            8.5  Transmittal  of Notices.  All notices,  requests,  consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier,  with acknowledgment of receipt to the party to which notice is given,  or on the  fifth day after  mailing  if mailed to the party to whom notice is to be given,  by registered  or certified  mail,  return  receipt requested,  postage  prepaid and properly  addressed  as follows:  (i) if to the registered  Holder of this  Purchase  Option,  to the  address of such Holder as shown on the books of the Company,  or (ii) if to the Company,  to its principal executive office.

9.          Miscellaneous.

            9.1 Amendments. The Company and EarlyBirdCapital, Inc. may from time to time  supplement or amend this Purchase Option without the approval of any of the  Holders  in order to cure any  ambiguity,  to  correct  or  supplement  any provision  contained herein that may be defective or inconsistent with any other provisions  herein,  or to make any other  provisions  in regard to  matters  or questions arising hereunder that the Company and EarlyBirdCapital, Inc. may deem necessary  or desirable  and that the Company and  EarlyBirdCapital,  Inc.  deem shall not adversely affect the

                                      -7-

interest of the Holders. All other modifications or amendments shall require the written  consent of the party against whom  enforcement of the  modification  or amendment is sought.

            9.2 Headings. The headings contained herein are for the sole purpose of  convenience  of  reference,  and shall  not in any way  limit or affect  the meaning or  interpretation  of any of the terms or  provisions  of this Purchase
Option.

            9.3 Entire Agreement.  This Purchase Option (together with the other agreements and documents being delivered  pursuant to or in connection with this
Purchase  Option)  constitutes  the entire  agreement of the parties hereto with respect to the subject  matter hereof,  and supersedes all prior  agreements and understandings  of the parties,  oral and  written,  with respect to the subject matter hereof.

            9.4 Binding  Effect.  This Purchase Option shall inure solely to the benefit of and shall be binding  upon,  the  Holder  and the  Company  and their respective  successors,  legal  representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this  Purchase  Option or any  provisions herein contained.

            9.5 Governing Law; Submission to Jurisdiction.  This Purchase Option
shall be governed by and construed  and enforced in accordance  with the laws of the State of New York,  without  giving effect to conflict of laws.  The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts  of the State of New York or of the  United  States  of  America  for the
Southern  District of New York, and  irrevocably  submits to such  jurisdiction, which jurisdiction  shall be exclusive.  The Company hereby waives any objection to such exclusive  jurisdiction  and that such courts  represent an inconvenient forum.  Any  process or summons to be served  upon the  Company may be served by transmitting  a copy thereof by registered  or certified  mail,  return  receipt requested,  postage prepaid, addressed to it at the address set forth in Section
8 hereof.  Such mailing shall be deemed personal  service and shall be legal and binding upon the Company in any action,  proceeding or claim. The Company agrees that the  prevailing  party(ies) in any such action shall be entitled to recover from the other  party(ies) all of its or their  reasonable  attorneys'  fees and expenses  relating to such action or  proceeding  and/or  incurred in connection with the preparation therefor.

            9.6  Waiver,  Etc.  The  failure of the Company or the Holder at any time to enforce  any of the  provisions  of this  Purchase  Option  shall not be deemed  or  construed  to be a waiver of any such  provision,  nor in any way to affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder  thereafter to enforce each and every  provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase  Option shall be effective  unless set forth in a written  instrument  executed by the party or parties against whom or which  enforcement  of such waiver is sought;  and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

            9.7 Execution in Counterparts.  This Purchase Option may be executed in one or more  counterparts,  and by the different  parties  hereto in separate counterparts,  each of which shall be deemed to be an original, but all of which taken together shall  constitute  one and the same  agreement,  and shall become effective when one or more  counterparts  has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                                      -8-

            9.8 Exchange  Agreement.  As a condition of the Holder's receipt and acceptance of this Purchase Option, Holder agrees that, at any time prior to the complete  exercise  of this  Purchase  Option  by  Holder,  if the  Company  and
EarlyBirdCapital,  Inc. enter into an agreement ("Exchange  Agreement") pursuant to which they agree that all outstanding  Purchase Options will be exchanged for securities  or cash or a  combination  of both,  then Holder shall agree to such exchange and become a party to the Exchange Agreement.

                                      -9-

            IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of April ___, 2001.

                                        QueryObject Systems Corporation

                                        By:
                                           ------------------------------------
                                        Name:  Daniel Pess
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                      -10-

Form to be used to exercise Purchase Option:

QueryObject Systems Corporation

Date:                               ,
      ---------------------- -------  -----------

            The  undersigned  hereby elects  irrevocably  to exercise the within
Purchase Option and to purchase _______ Units of QueryObject Systems Corporation and hereby makes payment of  $____________  (at the rate of $_____ per share) in payment of the Exercise  Price  pursuant  thereto.  Please issue the  securities underlying this Purchase Option in accordance with the instructions given below.

or

            The  undersigned  hereby elects  irrevocably  to exercise the within
Purchase  Option  and  to  purchase  __________  Units  of  QueryObject  Systems
Corporation  by  surrender  of the  unexercised  portion of the within  Purchase
Option.  Please issue the securities in accordance with the  instructions  given below.

                                      Signature
                                               ---------------------------------
                                    Print Name
                                              ----------------------------------

            NOTICE:  THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR  WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name
(Print in Block Letters)

Address

Form to be used to assign Purchase Option:

ASSIGNMENT

            (To be executed by the registered Holder to effect a transfer of the within Purchase Option):

            FOR  VALUE  RECEIVED,  _______________________________  does  hereby sell, assign and transfer unto  __________________________ the right to purchase
_____________ Units of QueryObject Systems Corporation  ("Company") evidenced by the within  Purchase  Option and does hereby  authorize  the Company to transfer such right on the books of the Company.

Dated:                                 ,
        ------------------------ ------  ------------

            NOTICE:  THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR  WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.